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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Nonstatutory Stock Option Agreement Between Robrecht L.W. Michiels and EndoSonics Corporation and the MicroSound Corporation 1997 Stock Plan of our report dated February 16, 1999 with respect to the consolidated financial statements and schedule of EndoSonics Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                              /s/ ERNST & YOUNG LLP
                                              ----------------------------------
                                              ERNST & YOUNG LLP

Sacramento, California
January 26, 2000